SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.    20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

           Date of Report: September 15, 2000 (Date of Earliest Event
                            Reported: June 21, 2000)

                      AMERICAN NORTEL COMMUNICATIONS, INC.


           WYOMING                 1-13134             87-0507851

      (State or other         (Commission File        (IRS Employer
     jurisdiction of               Number)               I.D. No.
                               incorporation
                        7201 East Camelback Rd. Suite 301
                            Scottsdale, Arizona 85251
                  (Address  of  principal  executive  officers)

                    Registrant's telephone number, including
                             Area code: 480.945-1266

Item  4.

(1.) The Registrant reports that on May 26, 2000, it dismissed its principal certified public Accountant for the past 3 years, LaVoie, Charvoz & May, and P.C. The accountant's report on the Registrant's financial statements for either of the past three years contained no adverse opinion or disclaimer of opinion. Nor were any reports on the Registrant's financial statements qualified or modified as to uncertainty, audit scope, or accounting principles.

The decision to dismiss accountants was recommended and approved by the American Nortel Communications, Inc. Board of Director.

The Registrant reports that, over the three past fiscal years and the subsequent interim period, it had no disagreements with its former accountant on:


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(i)  any  matter  of  accounting  principles  or  practices;
(ii)  financial  statement  disclosure;  or
(iii) auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreements in connection with its report. No such scenario existed among the Registrant and its former accountant.

The Registrant has submitted the Certified Public Accountant's response to this Form 8-K attached hereto as Exhibit i.

The Registrant also reports that it has retained as its certifying public accountants the firm of King, Weber & Associates, P.C. The date of King, Weber & Associates, P.C. engagement was June 1, 2000.


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


/s/William P. Williams, President, Chief Executive Officer, and Chairman of the Board


Date:  September  15,  2000


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Exhibit  I


September  15,  2000



Securities  and  Exchange  Commission
Washington,  D.C.  20549

Re:    American  Nortel  Communications,  Inc.
       File  No.  87-0507851

Dear  Sir  or  Madam:

We have read Item 4. (1) of the Form 8-K of American Nortel Communications, Inc. dated September 15, 2000, and agree with the statements contained therein.

Very  truly  yours,

/s/LAVOIE  CHARVOZ  AND  MAY,  P.C.


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